EXHIBIT 99.1

FOR IMMEDIATE RELEASE

KIT digital Acquires Broadcast Video and IPTV Solutions
Provider, Benchmark Broadcast Systems

Expands Global IPTV Capabilities and Presence Throughout Asia

PRAGUE, Czech Republic and SINGAPORE – May 17, 2010 – KIT digital, Inc. (NASDAQ: KITD), the leading global provider of on-demand software solutions for managing and monetizing Internet Protocol (IP)-based video assets, has executed a definitive agreement to acquire privately-held Benchmark Broadcast Systems Pte. Ltd., based in Singapore. (All currency figures below are reported in U.S. dollars.)

“Benchmark was a choice acquisition for us in a number of ways, and one which we have been working on for some time,” said KIT digital’s chairman and CEO, Kaleil Isaza Tuzman. “This acquisition demonstrates our commitment to the Asian markets and our determination to be the leader in video asset management in the BRIC markets. It also represents an extension to our existing IPTV systems integration capabilities—which support our larger-scale software implementations with broadcasters and network operators.”

Benchmark is a leading video asset management provider and broadcast video systems integrator, serving clients in 12+ countries through six regional offices throughout Asia. Benchmark expects to generate at least $10 million in revenues during the next 12 months.

In consideration for 100% of Benchmark’s shares, the transaction includes guaranteed payments of approximately $9.5 million directly to the company over time (comprised of $4.5 million in cash and $5.0 million in KIT digital common stock) plus approximately $1.1 million paid to employees over two years. The transaction also includes corporate performance-based contingent considerations at the first and second anniversary of the transaction. KIT digital expects Benchmark to be immediately accretive on a cash-flow, EBITDA, and net profit basis.

Benchmark complements and expands KIT digital’s global client base, as well as KIT’s capabilities in managing video on the ‘three screens’ of the mobile device, browser and IPenabled television. Benchmark’s clients include Astro, CNBC, Express News, ESPN Star, ETV, MediaCorp, NDTV, Reliance Mediaworks, Sahara, TV9, VTV and ZeeTV.  “We plan to cross-sell our VX-one video management platform into Benchmark’s existing client base while leveraging Benchmark’s on-the-ground presence in South Asia, Southeast Asia and Greater China to expand our business more quickly in the region,” commented Gavin Campion, president of KIT digital.
“We will also leverage KIT digital’s global sales force to roll out Benchmark’s digitization and NOC fit-out capabilities into our client base,” said Campion.  Benchmark has over 100 total staff members, and is headquartered in Singapore, with operations in Beijing, Chennai, Delhi, Kolkata and Mumbai, and sales/engineering presence in Dhaka, Kuala Lumpur and Taipei.

“We understand that if you want to effectively compete in Asia, you need to be truly local and appreciate the differences between sub-regions,” noted Isaza Tuzman. “You also need to be humble, and team up with groups that have years of proven track record. The Benchmark sales teams are rooted in and understand the unique characteristics of their respective markets, and provide KIT digital with deep broadcaster, network operator and government sales experience.”

Ashish Mukherjee, Benchmark’s president, commented: “We have been experiencing firsthand the shift in Asia from traditional video systems to IP-based technologies. We are excited to be joining the global leader in IP video management and we believe our collective strength will yield exceptional value and benefits for our combined customer base. Given Benchmark management’s two decades of expanding relationships with content owners and network operators across the region, we think the sales synergies between our companies are powerful.”

“We are also looking forward to collaborating on software development for both IP- and ASI-based video technologies,” added Mukherjee, “combining our companies’ respective strengths in video and broadcast technologies, and bridging the gap between traditional broadcast and new media for customers in emerging markets. As a combined force, we believe we now offer a global capability in capturing, processing and delivering IP video that is second to none.”

Isaza Tuzman, added, “In making this choice, we recognized that Benchmark’s seasoned management team operates under best-in-class global standards, with a similar hard driving, entrepreneurial culture as ours. The Benchmark team embraced a performance- based equity deal structure from the beginning, showing confidence in our go-forward plan and clearly aligning our interests.”

KIT digital closed the acquisition of Benchmark simultaneously with the signing on May 14, 2010.

About Benchmark Broadcast Systems
Benchmark Broadcast is a leading video asset management provider and broadcast system integrator in Asia with offices in Singapore, Chennai, Delhi, Mumbai, Kolkata and Beijing and sales/engineering presence in Dhaka, Kuala Lumpur and Taipei. Its customers are located in countries from Dubai to China. The company specializes in traditional-to-IP broadcast video systems migration, asset management and storage, networking and IP video publishing. The Benchmark team is sharply focused on staying ahead of and providing cutting edge technologies for digital media creation, management and distribution to the region’s most demanding customers. Benchmark’s clients include Astro, CNBC, Express News, ESPN Star, ETV, MediaCorp, NDTV, Reliance Mediaworks, Sahara, TV9, VTV and ZeeTV. For additional information, visit www.benchmark-broadcast.com.

About KIT digital, Inc.
KIT digital (NASDAQ: KITD) is a leading, global provider of on-demand, Internet Protocol (IP)-based video asset management systems (VAMS). KIT VX-one, the company's end-toend software platform, enables enterprise clients to acquire, manage and distribute video assets across the three screens of today's world: the personal computer, mobile device, and IPTV-enabled television set. The application of VX ranges from commercial video distribution to internal corporate deployments, including corporate communications, human resources, training, security and surveillance. KIT digital's client base includes more than 1,000 customers across 30+ countries, including The Associated Press, Best Buy, Bristol-Myers Squibb, Disney-ABC, FedEx, General Motors, Google, Hewlett-Packard, Home Depot, IMG Worldwide, Intel, News Corp, Telefonica, the U.S. Department of Defense, Verizon, and Vodafone. KIT digital is headquartered in Prague, and maintains principal offices in Atlanta, Cairo, Cologne, Dubai, Melbourne (Australia), London, New York, Stockholm and Toronto. For additional information, visit www.kitd.com or follow the company on Twitter at www.twitter.com/KITdigital.

KIT digital ForwardLooking Statement
This press release contains certain "forward-looking statements" related to the businesses of KIT digital, Inc. which can be identified by the use of forward-looking terminology such as “anticipates,” "believes," “estimates,” "expects" or similar expressions. Such forward- looking statements involve known and unknown risks and uncertainties, including uncertainties relating to product development and commercialization, the ability to obtain or maintain patent and other proprietary intellectual property protection, market acceptance, future capital requirements, regulatory actions or delays, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our public filings with the U.S. Securities and Exchange Commission. KIT digitalis not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

KIT digital Contact:
Adam Davis
Global Communications Manager Tel. +1-609-468-9500
adam.davis@kitd.com

KIT digital Investor Relations Contact: Matt Glover
Liolios Group, Inc.
Tel. +1-949-574-3860
info@liolios.com